As filed with the Securities and Exchange Commission on May 20, 2009
              Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

New Mexico	85-0468296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Alvarado Square, Albuquerque, New Mexico 87158
(Address of Principal Executive Offices) (Zip Code)

PNM Resources, Inc. Executive Savings Plan II
(Full title of the plan)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel & Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
 (Name, address, and telephone number, including area code, of agent for service)

Copy to:

Charles L. Moore, Esq.
Associate General Counsel
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Telephone: (505) 241-4935
Fax: (505) 241-2393

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer                                                              ☒                      Accelerated filer                                            ☐
Non-accelerated filer                                                                ☐                      Smaller reporting company    ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value per share	120,000	$9.36	$1,123,200.00	$62.67

(1)
In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act.  The offering price is calculated using the average of the high and low sale prices of PNM Resources, Inc.’s common stock as quoted on the New York Stock Exchange on May 18, 2009.

EXPLANATORY NOTE

PNM Resources, Inc. (the “Company”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional 120,000 shares of the Company’s common stock, no par value per share, issuable pursuant to the Company’s Executive Savings Plan II (the “ESP”).  This Registration Statement relates to the following Registration Statements on Form S-8 that the Company previously filed with the Securities and Exchange Commission (the “SEC”):

•
Registration Statement on Form S-8 filed on December 17, 2004 (No. 333-121371) (the “2004 Form S-8”), pursuant to which the Company registered 25,000 shares of the Company’s common stock issuable under the ESP and $2,500,000 of unsecured obligations to pay deferred compensation in accordance with the ESP;

•
Registration Statement on Form S-8 filed on December 4, 2006 (No. 333-139108) (the “2006 Form S-8”), pursuant to which the Company registered an additional $1,500,000 of unsecured obligations to pay deferred compensation in accordance with the ESP;

•
Registration Statement on Form S-8 filed on March 14, 2007 (No. 333-141282) (the “2007 Form S-8”), pursuant to which the Company registered an additional 75,000 shares of the Company’s common stock issuable under the ESP and an additional $20,000,000 of unsecured obligations to pay deferred compensation in accordance with the ESP; and

•
Registration Statement on Form S-8 filed on December 17, 2008 (No. 333-156243) (the “2008 Form S-8”), pursuant to which the Company transferred the registration of 37,500 shares of the Company’s common stock and $4,500,000 of unsecured obligations to pay deferred compensation from the Company’s former Executive Savings Plan to the ESP in connection with the merger of the plans, which became effective on December 17, 2008.

The contents of the 2004 Form S-8, the 2006 Form S-8, the 2007 Form S-8, and the 2008 Form S-8 are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the ESP as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and Introductory Note 1 of Form S-8.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

In addition to the contents of the 2004 Form S-8, the 2006 Form S-8, the 2007 Form S-8, and the 2008 Form S-8, the following documents previously filed with the Securities and Exchange Commission (the “SEC”) by the Company are hereby incorporated by reference in this Registration Statement:

1.           Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

2.           Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

3.           Current Reports on Form 8-K, as filed on February 4, 2009, February 20, 2009, March 13, 2009, March 27, 2009, April 10, 2009, May 6, 2009 and May 19, 2009.

4.           The description of the Company’s common stock contained in the Current Report on Form 8-K filed on December 31, 2001, and any amendment or report filed for the purpose of updating such description, including the Current Reports on Form 8-K filed on August 17, 2006 and November 21, 2008.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.          Indemnification of Directors and Officers.

Section 6 of Article II of the Company’s By-Laws contains the following provision with respect to indemnification of directors and officers:

Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.  Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings.  In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court.  Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding.  Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1.  Also, unless limited by its articles of incorporation, a corporation has (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 also provides that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

The Company has entered into agreements with each director and officer that provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate.  The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

The Company maintains insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.          Exemption From Registration Claimed.

Not applicable.

Item 8.          Exhibits.

The following opinions and consents are filed with this Registration Statement.

Exhibit Number	Description

4.1
PNM Resources, Inc. Executive Savings Plan II as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (No. 333-156243) that the Company filed on December 17, 2008)

23.1	Consent of Deloitte & Touche LLP (filed herewith)
24.1	Power of Attorney (included on the signature page hereof)

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.

Item 9.          Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)           Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)           Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           If the registrant us a foreign private issuer, to file a post-effective amendment to the registration statement to include nay financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of the those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

             (i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), b(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 20, 2009.

PNM RESOURCES, INC.

By:           /s/ Jeffry E. Sterba
                 Jeffry E. Sterba
                 Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, Charles N. Eldred and Thomas G. Sategna, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffry E. Sterba	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	May 20, 2009
Jeffry E. Sterba
/s/ Charles N. Eldred	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2009
Charles N. Eldred
/s/ Thomas G. Sategna	Vice President and Corporate Controller (Principal Accounting Officer)	May 20, 2009
Thomas G. Sategna
/s/ Adelmo E. Archuleta	Director	May 20, 2009
Adelmo E. Archuleta

Signature	Title	Date

/s/ Julie A. Dobson	Director	May 20, 2009
Julie A. Dobson

/s/ Robert R. Nordhaus	Director	May 20, 2009
Robert R. Nordhaus

/s/ Manuel T. Pachero	Director	May 20, 2009
Manuel T. Pacheco

/s/ Robert M. Price	Director	May 20, 2009
Robert M. Price

/s/ Bonnie S. Reitz	Director	May 20, 2009
Bonnie S. Reitz

/s/ Donald K. Schwanz	Director	May 20, 2009
Donald K. Schwanz

/s/ Joan B. Woodard	Director	May 20, 2009
Joan B. Woodard

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 20, 2009.

PNM RESOURCES, INC. EXECUTIVE SAVINGS PLAN II

By:          /s/ Bonnie S. Reitz
  Bonnie S. Reitz
                Chairperson of the Board Governance and Human Resources Committee

EXHIBIT INDEX

Exhibit Number	Description

4.1
PNM Resources, Inc. Executive Savings Plan II as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (No. 333-156243) that the Company filed on December 17, 2008)

23.1	Consent of Deloitte & Touche LLP (filed herewith)
24.1	Power of Attorney (included on the signature page hereof)

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.